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                                                                    EXHIBIT 99.1

 ISS RECOMMENDS COLE NATIONAL STOCKHOLDERS VOTE FOR MERGER WITH LUXOTTICA GROUP

     o Cole National also announces completion of required FTC submissions

CLEVELAND, July 19, 2004 -- Cole National Corporation (NYSE: CNJ) today released the following comment on the reaffirmed recommendation by Institutional Shareholder Services Inc (ISS) - the nation's leading independent proxy advisory firm - that Cole National stockholders should vote to approve the proposed merger with Luxottica Group S.p.A.

"ISS' continued support confirms the Cole National board's determination that the merger offers the best value to our stockholders," said Larry Pollock, Chief Executive Officer of Cole National.

Under the terms of an amendment to the merger agreement dated July 14, 2004, if the transaction is approved at the July 22 reconvened annual meeting, Cole National stockholders will receive $27.50 per share in cash, plus an additional amount equal to 4% per annum from July 22, 2004 through the closing date of the merger, upon completion of the transaction.

Mr. Pollock added, "Cole National is pleased that the Luxottica transaction continues to receive the support of ISS. We believe their recommendation affirms the thoroughness of the evaluation process undertaken by the directors of Cole National over the last year. Our board of directors believes that the Luxottica transaction is in the best interests of our stockholders, and we encourage our stockholders to vote promptly in order to secure the increased merger consideration."

Cole National also announced that both Cole National and Luxottica have now completed the required information submissions and submitted the related certifications to the Federal Trade Commission (FTC). As previously announced, the parties have committed to the FTC not to close the transaction before September 30, 2004, without the FTC's consent.

To expedite proxy voting for the meeting, most shareholders have the ability to vote using the telephone or the internet. Cole National encourages shareholders to take advantage of these electronic methods of voting to ensure your vote is received by the July 22 meeting date. Please check your proxy card or voting form and follow the instructions for electronic voting if provided. Shareholders needing help executing their proxy, please contact Morrow & Co., Inc. at 800-654-2468. Shareholders can also call MacKenzie Partners, Inc. at 800-322-2885.

Additional information relating to the amended Luxottica merger agreement and the factors considered by the Cole National Board of Directors in its approval of the amendment to the Luxottica merger agreement are set forth in the supplement to Cole National's proxy statement that Cole National filed on July 15, 2004 with the Securities and Exchange Commission and mailed on that date to Cole National stockholders of record as of May 21, 2004. The supplement should be read in conjunction with the June 4, 2004 proxy statement which was first mailed to stockholders on or about June 7, 2004.

ABOUT COLE NATIONAL

Cole National Corporation's vision business, together with Pearle franchisees, has 2,178 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 727 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,496 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal and Sweden.

SAFE HARBOR STATEMENT

Certain statements in this press release may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and



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uncertainties include, but are not limited to, risks that the Luxottica merger will not be completed, risks that stockholder approval may not be obtained for the Luxottica merger, legislative or regulatory developments that could have the effect of delaying or preventing the Luxottica merger, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in their filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and Luxottica and Cole National do not assume any obligation to update them.